UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2015

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10271
(Address of Principal Executive Offices)	(Zip Code)

(212) 417-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On August 18, 2015, National Holdings Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders. There were 12,466,365 shares of common stock entitled to be voted. There were 10,057,408 shares of common stock voted in person or by proxy. The following matters were voted upon.

(1)     A proposal to elect two (2) class II directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified or until death, resignation or removal. The nominees, Frank Plimpton and Frederic B. Powers III, were elected to serve as class II directors. The results of the voting were as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Frank Plimpton	3,209,520	2,560,608	123,942	-
Frederic B. Powers III	5,531,116	274,012	88,942	-

(2)     A proposal to approve an amendment to the National Holdings Corporation 2013 Omnibus Incentive Plan, which provides for the issuance of an additional 350,000 shares of Common Stock under the Plan. The proposal was not approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,669,884	3,076,890	146,996	4,163,341

(3)     A proposal to approve a non-binding advisory resolution approving the compensation of the named executive officers. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,124,980	1,736,933	1,032,154	4,163,341

(4)     A proposal to ratify the appointment by the Audit Committee of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015. The proposal was ratified and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,035,399	1,440	20,569	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: August 20, 2015	By:	/s/ Robert B. Fagenson
Robert B. Fagenson
Chief Executive Officer